RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS2 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS2

                 $ 510,396       0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 21, 2002
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 21, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                 CREDIT SCORE OF THE MORTGAGE LOANS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE             LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................           17         $ 1,851,746             4.34%         $   108,926              83.69%
500 - 519..................            5             509,765             1.19              101,953              78.79
520 - 539..................           11           1,421,848             3.33              129,259              80.62
540 - 559..................            5             625,383             1.47              125,077              79.87
560 - 579..................            9           1,431,436             3.35              159,048              76.79
580 - 599..................            6             683,441             1.60              113,907              77.41
600 - 619..................           16           2,025,405             4.74              126,588              81.64
620 - 639..................           20           2,467,341             5.78              123,367              81.20
640 - 659..................           16           1,539,498             3.61               96,219              81.32
660 - 679..................           22           3,368,679             7.89              153,122              81.36
680 - 699..................           22           3,215,547             7.53              146,161              76.21
700 - 719..................           19           3,054,385             7.16              160,757              73.80
720 - 739..................           32           4,457,292            10.44              139,290              68.58
740 - 759..................           28           4,942,734            11.58              176,526              70.89
760 - 779..................           30           3,489,121             8.17              116,304              74.26
780 - 799..................           28           3,174,690             7.44              113,382              73.74
800 or greater.............           21           3,822,876             8.96              182,042              62.13
Subtotal with Credit
Score......................          307         $42,081,186            98.58%         $   137,072              74.73%
                                  ---------      ------------       -------------      ------------        ----------------
Not Available..............            3             606,466             1.42              202,155              71.46
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          310         $42,687,652           100.00%         $   137,702              74.69%
                                  =========      ============       =============      ============        ================

         The minimum and maximum credit scores of the mortgage loans were 445 and 825, respectively, and the weighted average credit score of the mortgage loans was 692.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      215         $ 32,578,705         76.32%        $   151,529         693           73.46%
Second/Vacation............        9            1,252,658          2.93             139,184         674           76.49
Non Owner-occupied.........       86            8,856,289         20.75             102,980         693           78.94
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      310         $ 42,687,652        100.00%        $   137,702         692           74.69%
                             ==========      ============     ============      ============   =============  =============



                                                    PURPOSE OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       68         $  8,500,512         19.91%        $   125,008         666          83.35%
Rate/Term Refinance........       97           13,983,138         32.76             144,156         713          71.11
Equity Refinance...........      145           20,204,002         47.33             139,338         688          73.51
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      310         $ 42,687,652        100.00%        $   137,702         692          74.69%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        AVERAGE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....     217          $ 29,477,699         69.05%        $   135,842         690           73.49%
Two-to-four family units...      46             5,737,476         13.44             124,728         699           79.72
Planned Unit Developments
(detached).................      25             4,693,439         10.99             187,738         706           75.03
Condo Low-Rise (less than
5 stories).................      12             1,089,269          2.55              90,772         668           75.41
Planned Unit Developments
(attached).................       4               770,937          1.81             192,734         734           72.10
Condo High-Rise (9 stories
or more)...................       1               485,114          1.14             485,114         606           80.00
Townhouse..................       3               322,195          0.75             107,398         669           81.03
Manufactured Home..........       1                81,480          0.19              81,480         694           85.00
Condo Mid-Rise (5 to
8 stories).................       1                30,044          0.07              30,044         469           90.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      310         $ 42,687,652        100.00%        $   137,702         692           74.69%
                             ==========      ============     ============      ============   =============  =============


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................      10          $  1,106,176          2.59%        $   110,618         692           82.10%
Arkansas...................       5               486,487          1.14              97,297         692           77.13
Arizona....................       6             1,126,427          2.64             187,738         784           45.11
California.................      26             5,662,129         13.26             217,774         736           68.89
Colorado...................      12             1,696,415          3.97             141,368         673           76.34
Connecticut................       3               417,327          0.98             139,109         631           86.84
District of Columbia.......       1               354,501          0.83             354,501         744           56.00
Delaware...................       1               298,134          0.70             298,134         662           60.00
Florida....................      28             3,898,707          9.13             139,240         682           71.72
Georgia....................      19             2,966,994          6.95             156,158         658           77.10
Iowa.......................       1                65,455          0.15              65,455         618           90.00
Idaho......................       1               197,079          0.46             197,079         808           50.00
Illinois...................       7             1,011,501          2.37             144,500         623           77.49
Indiana....................       4               382,750          0.90              95,687         663           79.56
Kansas.....................       3               137,750          0.32              45,917         652           78.42
Kentucky...................       1               108,018          0.25             108,018         775           78.00
Louisiana..................       6               769,341          1.80             128,223         610           87.67
Massachusetts..............       2               276,816          0.65             138,408         732           75.27
Maryland...................       3               692,008          1.62             230,669         653           81.50
Maine......................       1               105,751          0.25             105,751         786           68.00
Michigan...................       8               823,358          1.93             102,920         660           80.30
Minnesota..................       4               474,979          1.11             118,745         739           72.38
Missouri...................       3               248,115          0.58              82,705         722           76.82
Mississippi................       5               399,640          0.94              79,928         576           78.37
North Carolina.............       8               974,063          2.28             121,758         676           81.71
Nebraska...................       2               170,435          0.40              85,217         712           80.00
New Jersey.................      11             1,799,205          4.21             163,564         687           70.79
New Mexico.................       1                40,720          0.10              40,720         771           67.00
Nevada.....................       4               699,655          1.64             174,914         760           76.72
New York...................       9             1,369,032          3.21             152,115         691           76.48
Ohio.......................       4               371,797          0.87              92,949         673           73.75
Oklahoma...................       6               534,086          1.25              89,014         604           79.02
Oregon.....................      13             2,225,386          5.21             171,184         712           74.92
Pennsylvania...............       4               738,585          1.73             184,646         777           75.22
Rhode Island...............       2               215,442          0.50             107,721         645           84.65
South Carolina.............       6               497,760          1.17              82,960         649           88.58
Tennessee..................       6               770,931          1.81             128,489         663           84.38
Texas......................      59             6,881,703         16.12             116,639         685           77.34
Utah.......................       3               344,839          0.81             114,946         746           83.73
Virginia...................       3               366,503          0.86             122,168         658           88.90
Washington.................       8               897,288          2.10             112,161         748           66.79
Wisconsin..................       1                84,365          0.20              84,365         783           70.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      310         $ 42,687,652        100.00%        $   137,702         692           74.69%
                             ==========      ============     ============      ============   =============  =============

    No more than 1.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Arizona and no more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Arizona.



                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      166         $ 19,805,201         46.40%        $   119,308         681           79.86%
Reduced Documentation......      144           22,882,451         53.60             158,906         702           70.20
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      310         $ 42,687,652        100.00%        $   137,702         692           74.69%
                             ==========      ============     ============      ============   =============  =============

      No more than 16.3% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 11.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                           MORTGAGE RATES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
3.750 - 3.874..............       1          $    114,359          0.27%        $   114,359         576           80.00%
6.250 - 6.374..............       3               563,163          1.32             187,721         724           55.60
6.375 - 6.499..............       3               308,998          0.72             102,999         737           80.00
6.500 - 6.624..............       7             1,087,091          2.55             155,299         759           72.45
6.625 - 6.749..............       6               997,323          2.34             166,221         725           62.58
6.750 - 6.874..............      22             3,786,415          8.87             172,110         738           65.84
6.875 - 6.999..............      26             4,467,065         10.46             171,810         715           72.39
7.000 - 7.124..............      20             2,564,319          6.01             128,216         704           73.64
7.125 - 7.249..............      17             2,273,426          5.33             133,731         703           74.94
7.250 - 7.374..............      22             3,581,725          8.39             162,806         698           71.84
7.375 - 7.499..............      20             2,324,608          5.45             116,230         698           75.49
7.500 - 7.624..............      24             3,149,845          7.38             131,244         674           77.53
7.625 - 7.749..............      22             2,798,209          6.56             127,191         660           77.73
7.750 - 7.874..............      30             4,579,730         10.73             152,658         696           71.94
7.875 - 7.999..............      17             2,151,956          5.04             126,586         688           75.27
8.000 - 8.124..............      17             2,064,809          4.84             121,459         648           79.65
8.125 - 8.249..............       6               965,042          2.26             160,840         699           84.51
8.250 - 8.374..............      16             1,744,525          4.09             109,033         645           82.80
8.375 - 8.499..............      15             1,709,192          4.00             113,946         658           86.90
8.500 - 8.624..............      12             1,150,436          2.70              95,870         612           86.49
8.625 - 8.749..............       1               134,727          0.32             134,727         697           80.00
8.750 - 8.874..............       1                68,919          0.16              68,919         532           95.00
8.875 - 8.999..............       2               101,771          0.24              50,885         477           79.43
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........     310          $ 42,687,652        100.00%        $   137,702         692           74.69%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.4037% per annum.


                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.970......................       3          $    563,163          1.32%        $   187,721         724           55.60%
6.095......................       3               308,998          0.72             102,999         737           80.00
6.220......................       7             1,087,091          2.55             155,299         759           72.45
6.345......................       6               997,323          2.34             166,221         725           62.58
6.470......................      22             3,786,415          8.87             172,110         738           65.84
6.595......................      25             4,391,512         10.29             175,660         714           72.17
6.620......................       1                75,553          0.18              75,553         732           85.00
6.720......................      20             2,564,319          6.01             128,216         704           73.64
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      87          $ 13,774,374         32.27%        $   158,326         724           69.60%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.709913165%.


                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                 NUMBER OF                  PERCENTAGE     AVERAGE         WEIGHTED        WEIGHTED
                                                  MORTGAGE     PRINCIPAL   OF MORTGAGE    PRINCIPAL        AVERAGE         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS        BALANCE        LOANS       BALANCE       CREDIT SCORE     LTV RATIO
------------------------------------------      ----------   ------------  ------------  ------------    -------------   -----------
100,000 or less ..........................             109  $  7,610,693         17.83%  $     69,823           673          78.93%
100,001-200,000 ..........................             153    20,114,514         47.12        131,467           687          76.40
200,001-300,000 ..........................              24     5,470,841         12.82        227,952           689          78.89
300,001-400,000 ..........................              14     4,638,172         10.87        331,298           748          68.52
400,001-500,000 ..........................               6     2,577,538          6.04        429,590           658          71.03
500,001-600,000 ..........................               2       978,913          2.29        489,457           686          67.17
600,001-700,000 ..........................               2     1,296,980          3.04        648,490           788          40.37
                                                ----------   ------------  ------------  ------------    -------------   -----------
Total, Average or Weighted Average .......             310  $ 42,687,652        100.00%  $    137,702           692          74.69%
                                                ==========   ============  ============  ============    =============   ===========


                                              ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                            NUMBER OF                         PERCENTAGE OF          AVERAGE
                                            MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL       WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                        LOANS           BALANCE            LOANS               BALANCE          CREDIT SCORE
------------------------------------------  ---------      ------------       -------------      ------------       ----------------
00.01-50.00 ..............................      17          $  3,320,504          7.78%          $    195,324           754
50.01-55.00 ..............................       6             1,404,359          3.29                234,060           751
55.01-60.00 ..............................      13             2,450,876          5.74                188,529           745
60.01-65.00 ..............................      10             1,150,023          2.69                115,002           719
65.01-70.00 ..............................      19             2,744,505          6.43                144,448           683
70.01-75.00 ..............................      37             4,888,973         11.45                132,134           685
75.01-80.00 ..............................     134            18,289,318         42.84                136,487           689
80.01-85.00 ..............................      11               930,418          2.18                 84,583           608
85.01-90.00 ..............................      44             5,172,910         12.12                117,566           658
90.01-95.00 ..............................      19             2,335,767          5.47                122,935           659
                                            ---------      ------------       -------------      ------------       ----------------
Total, Average or Weighted Average .......     310          $ 42,687,652        100.00%          $    137,702           692
                                            =========      ============       =============      ============       ================

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.69%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                 FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 -----   ------   ------   -------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      87       57       22       13        7
April 2013 .................................................      85       52       17        9        5
April 2014 .................................................      83       47       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      77       39        9        4        2
April 2017 .................................................      74       35        7        3        1
April 2018 .................................................      71       32        5        2        1
April 2019 .................................................      67       28        4        1        *
April 2020 .................................................      64       25        3        1        *
April 2021 .................................................      60       22        2        1        *
April 2022 .................................................      55       19        2        1        *
April 2023 .................................................      51       17        1        *        *
April 2024 .................................................      46       14        1        *        *
April 2025 .................................................      41       12        1        *        *
April 2026 .................................................      35       10        1        *        *
April 2027 .................................................      29        7        *        *        *
April 2028 .................................................      23        5        *        *        *
April 2029 .................................................      16        4        *        *        *
April 2030 .................................................       9        2        *        *        *
April 2031 .................................................       1        *        *        *        *
April 2032 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    16.7      9.8      4.6      3.4      2.7

-------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   13,986,272.07   $   29,242,280.56
Weighted average mortgage rate ...................       6.7815363336%             7.7039%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                313                 315

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE         0%      6%       18%      24%       30%
-------------------------------   -----   -----    ------   ------    -------
$354,042......................     2.3%    4.3%     10.0%    13.5%     17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                                              EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan
Portfolio ....................        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan
Portfolio ....................        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......        795 $       120,353       1,096 $       159,703         1,449   $   222,125
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan
Portfolio ....................        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664       1,625 $       264,457
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan
Portfolio ....................        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:43                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2(POOL # 4573) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4573
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVY4   119,904,000.00   1,651,974.39     6.750000  %  1,396,878.65
A-2     76110GVZ1   107,500,000.00           0.00     6.750000  %          0.00
A-3     76110GWA5    25,000,000.00  30,249,758.73     6.750000  %          0.00
A-4     76110GWB3    48,721,000.00     353,933.28     6.750000  %    299,279.36
A-P     76110GWC1     2,907,201.62     579,385.42     0.000000  %     40,855.64
A-V     76110GWD9             0.00           0.00     0.419656  %          0.00
R       76110GWE7           100.00           0.00     6.750000  %          0.00
M-1     76110GWF4     8,490,500.00   7,821,743.15     6.750000  %      8,033.39
M-2     76110GWG2     2,883,400.00   2,656,288.12     6.750000  %      2,728.16
M-3     76110GWH0     1,281,500.00   1,180,562.26     6.750000  %      1,212.51
B-1     76110GWJ6     1,601,900.00   1,475,725.85     6.750000  %      1,515.66
B-2     76110GWK3       961,200.00     885,490.78     6.750000  %          0.00
B-3     76110GWL1     1,121,417.36     670,467.72     6.750000  %          0.00

-------------------------------------------------------------------------------
                  320,372,218.98    47,525,329.70                  1,750,503.37
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1         9,287.86  1,406,166.51            0.00       0.00        255,095.74
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00      170,072.60       0.00     30,419,831.33
A-4         1,989.91    301,269.27            0.00       0.00         54,653.92
A-P             0.00     40,855.64            0.00       0.00        538,529.78
A-V        16,612.20     16,612.20            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        43,976.03     52,009.42            0.00       0.00      7,813,709.76
M-2        14,934.39     17,662.55            0.00       0.00      2,653,559.96
M-3         6,637.45      7,849.96            0.00       0.00      1,179,349.75
B-1         8,296.94      9,812.60            0.00       0.00      1,474,210.19
B-2         4,891.35      4,891.35            0.00       0.00        885,490.78
B-3             0.00          0.00            0.00       0.00        672,038.55

-------------------------------------------------------------------------------
          106,626.13  1,857,129.50      170,072.60       0.00     45,946,469.76
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1      13.777475   11.649975     0.077461    11.727436   0.000000    2.127500
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1209.990349    0.000000     0.000000     0.000000   6.802904 1216.793253
A-4       7.264491    6.142718     0.040843     6.183561   0.000000    1.121773
A-P     199.293166   14.053250     0.000000    14.053250   0.000000  185.239916
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     921.234692    0.946162     5.179439     6.125601   0.000000  920.288529
M-2     921.234697    0.946164     5.179437     6.125601   0.000000  920.288533
M-3     921.234693    0.946165     5.179438     6.125603   0.000000  920.288528
B-1     921.234689    0.946164     5.179437     6.125601   0.000000  920.288525
B-2     921.234686    0.000000     5.088795     5.088795   0.000000  921.234684
B-3     597.875282    0.000000     0.000000     0.000000   0.000000  599.276038

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:43                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2 (POOL #  4573)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4573
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,558.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,653.67

SUBSERVICER ADVANCES THIS MONTH                                       21,140.55
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   1,621,748.79

 (B)  TWO MONTHLY PAYMENTS:                                    1     109,834.27

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     866,175.03


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         74,010.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      45,946,469.75

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          334

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 393,725.30

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,530,007.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         68.70810000 %    24.83408000 %    6.37909170 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            67.67446600 %    25.34823573 %    6.67667270 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              878,488.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,361,773.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.46194158
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              317.40

POOL TRADING FACTOR:                                                14.34158988

Run:        04/26/05     11:24:31                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2(POOL # 4573) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4573
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVY4   119,904,000.00     255,095.74     6.750000  %    255,095.74
A-2     76110GVZ1   107,500,000.00           0.00     6.750000  %          0.00
A-3     76110GWA5    25,000,000.00  30,419,831.33     6.750000  %    335,677.91
A-4     76110GWB3    48,721,000.00      54,653.92     6.750000  %     54,653.92
A-P     76110GWC1     2,907,201.62     538,529.78     0.000000  %     13,966.41
A-V     76110GWD9             0.00           0.00     0.426061  %          0.00
R       76110GWE7           100.00           0.00     6.750000  %          0.00
M-1     76110GWF4     8,490,500.00   7,813,709.76     6.750000  %      8,300.31
M-2     76110GWG2     2,883,400.00   2,653,559.96     6.750000  %      2,818.81
M-3     76110GWH0     1,281,500.00   1,179,349.75     6.750000  %      1,252.79
B-1     76110GWJ6     1,601,900.00   1,474,210.19     6.750000  %      1,566.02
B-2     76110GWK3       961,200.00     885,490.78     6.750000  %        940.64
B-3     76110GWL1     1,121,417.36     672,038.55     6.750000  %          0.00

-------------------------------------------------------------------------------
                  320,372,218.98    45,946,469.76                    674,272.55
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1         1,434.20    256,529.94            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00    335,677.91      171,026.18       0.00     30,255,179.60
A-4           307.27     54,961.19            0.00       0.00              0.00
A-P             0.00     13,966.41            0.00       0.00        524,563.37
A-V        16,305.18     16,305.18            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        43,930.19     52,230.50            0.00       0.00      7,805,409.45
M-2        14,918.83     17,737.64            0.00       0.00      2,650,741.15
M-3         6,630.53      7,883.32            0.00       0.00      1,178,096.96
B-1         8,288.29      9,854.31            0.00       0.00      1,472,644.17
B-2         5,065.53      6,006.17            0.00       0.00        884,550.14
B-3         3,684.00      3,684.00            0.00       0.00        671,324.66

-------------------------------------------------------------------------------
          100,564.02    774,836.57      171,026.18       0.00     45,442,509.50
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       2.127500    2.127500     0.011961     2.139461   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1216.793253   13.427116     0.000000    13.427116   6.841047 1210.207184
A-4       1.121773    1.121773     0.006307     1.128080   0.000000    0.000000
A-P     185.239916    4.804073     0.000000     4.804073   0.000000  180.435843
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     920.288529    0.977598     5.174040     6.151638   0.000000  919.310930
M-2     920.288534    0.977599     5.174041     6.151640   0.000000  919.310934
M-3     920.288526    0.977597     5.174038     6.151635   0.000000  919.310929
B-1     920.288528    0.977602     5.174037     6.151639   0.000000  919.310926
B-2     921.234679    0.978600     5.270006     6.248606   0.000000  920.256080
B-3     599.276036    0.000000     3.285128     3.285128   0.000000  598.639442

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:31                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2 (POOL #  4573)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4573
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,474.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,969.08

SUBSERVICER ADVANCES THIS MONTH                                       20,493.01
MASTER SERVICER ADVANCES THIS MONTH                                    2,806.21


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,706,028.09

 (B)  TWO MONTHLY PAYMENTS:                                    3     346,876.93

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     865,877.72


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         74,010.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      45,442,509.51

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          328

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 393,356.73

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      455,097.92

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.67446600 %    25.64886100 %    6.59841670 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            67.35655200 %    25.60212384 %    6.74233630 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              878,488.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,361,773.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.39759802
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              316.10

POOL TRADING FACTOR:                                                14.18428528

Run:        04/07/05     11:14:53                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2(POOL # 4573) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4573
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVY4   119,904,000.00           0.00     6.750000  %          0.00
A-2     76110GVZ1   107,500,000.00           0.00     6.750000  %          0.00
A-3     76110GWA5    25,000,000.00  30,255,179.60     6.750000  %  2,189,070.98
A-4     76110GWB3    48,721,000.00           0.00     6.750000  %          0.00
A-P     76110GWC1     2,907,201.62     524,563.37     0.000000  %      9,736.63
A-V     76110GWD9             0.00           0.00     0.424580  %          0.00
R       76110GWE7           100.00           0.00     6.750000  %          0.00
M-1     76110GWF4     8,490,500.00   7,805,409.45     6.750000  %      8,064.38
M-2     76110GWG2     2,883,400.00   2,650,741.15     6.750000  %      2,738.69
M-3     76110GWH0     1,281,500.00   1,178,096.96     6.750000  %      1,217.19
B-1     76110GWJ6     1,601,900.00   1,472,644.17     6.750000  %      1,521.50
B-2     76110GWK3       961,200.00     884,550.14     6.750000  %        913.89
B-3     76110GWL1     1,121,417.36     671,324.66     6.750000  %        329.58

-------------------------------------------------------------------------------
                  320,372,218.98    45,442,509.50                  2,213,592.84
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3       170,185.39  2,359,256.37            0.00       0.00     28,066,108.62
A-4             0.00          0.00            0.00       0.00              0.00
A-P             0.00      9,736.63            0.00       0.00        514,826.74
A-V        16,078.33     16,078.33            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        43,905.43     51,969.81            0.00       0.00      7,797,345.07
M-2        14,910.42     17,649.11            0.00       0.00      2,648,002.46
M-3         6,626.80      7,843.99            0.00       0.00      1,176,879.77
B-1         8,283.62      9,805.12            0.00       0.00      1,471,122.67
B-2         4,975.59      5,889.48            0.00       0.00        883,636.25
B-3         3,776.20      4,105.78            0.00       0.00        670,631.06

-------------------------------------------------------------------------------
          268,741.78  2,482,334.62            0.00       0.00     43,228,552.64
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1210.207184   87.562839     6.807416    94.370255   0.000000 1122.644345
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     180.435843    3.349145     0.000000     3.349145   0.000000  177.086698
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     919.310931    0.949813     5.171124     6.120937   0.000000  918.361117
M-2     919.310934    0.949813     5.171124     6.120937   0.000000  918.361121
M-3     919.310933    0.949817     5.171128     6.120945   0.000000  918.361116
B-1     919.310929    0.949816     5.171122     6.120938   0.000000  918.361113
B-2     920.256081    0.950791     5.176436     6.127227   0.000000  919.305290
B-3     598.639443    0.293896     3.367346     3.661242   0.000000  598.020940

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:53                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2 (POOL #  4573)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4573
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,456.47
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,933.42

SUBSERVICER ADVANCES THIS MONTH                                       26,741.58
MASTER SERVICER ADVANCES THIS MONTH                                    2,806.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   2,576,901.45

 (B)  TWO MONTHLY PAYMENTS:                                    1     147,066.58

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     865,474.27


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         74,010.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      43,228,552.63

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          316

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 392,985.77

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,166,927.75

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.35655200 %    25.90111200 %    6.66450650 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            65.70747000 %    26.88553420 %    7.08294560 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              448,382.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,346,330.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.40544576
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.60

POOL TRADING FACTOR:                                                13.49322759

Run:        04/25/05     11:59:46                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2(POOL # 4573) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4573
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVY4   119,904,000.00           0.00     6.750000  %          0.00
A-2     76110GVZ1   107,500,000.00           0.00     6.750000  %          0.00
A-3     76110GWA5    25,000,000.00  28,066,108.62     6.750000  %    881,305.43
A-4     76110GWB3    48,721,000.00           0.00     6.750000  %          0.00
A-P     76110GWC1     2,907,201.62     514,826.74     0.000000  %      4,430.14
A-V     76110GWD9             0.00           0.00     0.432099  %          0.00
R       76110GWE7           100.00           0.00     6.750000  %          0.00
M-1     76110GWF4     8,490,500.00   7,797,345.07     6.750000  %      8,388.00
M-2     76110GWG2     2,883,400.00   2,648,002.46     6.750000  %      2,848.59
M-3     76110GWH0     1,281,500.00   1,176,879.77     6.750000  %      1,266.03
B-1     76110GWJ6     1,601,900.00   1,471,122.67     6.750000  %      1,582.56
B-2     76110GWK3       961,200.00     883,636.25     6.750000  %        950.58
B-3     76110GWL1     1,121,417.36     670,631.06     6.750000  %        358.05

-------------------------------------------------------------------------------
                  320,372,218.98    43,228,552.64                    901,129.38
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3       157,871.86  1,039,177.29            0.00       0.00     27,184,803.19
A-4             0.00          0.00            0.00       0.00              0.00
A-P             0.00      4,430.14            0.00       0.00        510,396.60
A-V        15,565.83     15,565.83            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        43,860.07     52,248.07            0.00       0.00      7,788,957.07
M-2        14,895.01     17,743.60            0.00       0.00      2,645,153.87
M-3         6,619.95      7,885.98            0.00       0.00      1,175,613.74
B-1         8,275.07      9,857.63            0.00       0.00      1,469,540.11
B-2         4,970.45      5,921.03            0.00       0.00        882,685.67
B-3         3,772.30      4,130.35            0.00       0.00        669,909.63

-------------------------------------------------------------------------------
          255,830.54  1,156,959.92            0.00       0.00     42,327,059.88
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1122.644345   35.252217     6.314874    41.567091   0.000000 1087.392128
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     177.086698    1.523850     0.000000     1.523850   0.000000  175.562848
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     918.361117    0.987928     5.165782     6.153710   0.000000  917.373190
M-2     918.361121    0.987927     5.165780     6.153707   0.000000  917.373193
M-3     918.361117    0.987928     5.165782     6.153710   0.000000  917.373189
B-1     918.361112    0.987927     5.165784     6.153711   0.000000  917.373185
B-2     919.305288    0.988941     5.171088     6.160029   0.000000  918.316347
B-3     598.020938    0.319283     3.363868     3.683151   0.000000  597.377619

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS2 (POOL #  4573)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4573
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        8,900.71
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,234.53

SUBSERVICER ADVANCES THIS MONTH                                       17,822.69
MASTER SERVICER ADVANCES THIS MONTH                                    2,806.42


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,387,225.19

 (B)  TWO MONTHLY PAYMENTS:                                    1     156,461.03

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,012,039.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         74,010.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      42,327,059.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          307

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 392,612.42

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      854,922.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         65.70747000 %    27.20958400 %    6.99859190 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            65.00949900 %    27.42861117 %    7.22710800 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              448,382.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,346,330.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.39845823
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.40

POOL TRADING FACTOR:                                                13.21183841